Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Mannatech, Incorporated
Flower Mound, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-72767, 333-77227, 333-94519, 333-47752, 333-113975, 333-153199, 333-182676, 333-197400, 333-220539 and 333-233418) of Mannatech, Incorporated of our report dated March 28, 2024, relating to the consolidated financial statements and financial statement schedule, which appears in this Annual Report on Form 10-K.

/s/ BDO USA, LLP
BDO USA, LLP
Dallas, TX

March 28, 2024